Exhibit 99.3



  Written Statement of the Chief Executive Officer and Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

     Solely for the purposes of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and Vice President Law/Finance and Secretary of Ladish Co., Inc. (the "Company"), hereby certify, based on their knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/  Kerry L. Woody
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Kerry L. Woody
President and Chief Executive Officer




/s/  Wayne E. Larsen
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Wayne E. Larsen
Vice President Law/Finance & Secretary


July 25, 2003